EXHIBIT 21

ACME Communications, Inc.
Listing of Subsidiaries

Jurisdiction of
Subsidiary	Incorporation

ACME Television Holdings, LLC	Delaware
ACME Intermediary Holdings, LLC	Delaware
ACME Television, LLC ACME Television of Oregon, LLC + ACME Television Licenses of Oregon, LLC + ACME Television of Utah, LLC + ACME Television Licenses of Utah, LLC +	Delaware Delaware Delaware Delaware Delaware
ACME Television of New Mexico, LLC	Delaware
ACME Television Licenses of New Mexico, LLC	Delaware
ACME Television of Tennessee, LLC	Delaware
ACME Television Licenses of Tennessee, LLC	Delaware
ACME Television of Florida, LLC +	Delaware
ACME Television Licenses of Florida, LLC +	Delaware
ACME Television of Ohio, LLC	Delaware
ACME Television Licenses of Ohio, LLC	Delaware
ACME Television of Wisconsin, LLC	Delaware
ACME Television Licenses of Wisconsin, LLC	Delaware
ACME Television of Illinois, LLC +	Delaware
ACME Television Licenses of Illinois, LLC +	Delaware
ACME Television of Madison, LLC	Delaware
ACME Television Licenses of Madison, LLC	Delaware
ACME Television Productions, LLC +	Delaware
The Daily Buzz, LLC + denotes inactive entities	Delaware